Exhibit 99

NEWS RELEASE

CONTACT:

Jo Ann Rice

(716) 887-7244

joann.rice@ctg.com

CTG ANNOUNCES 2007 FOURTH QUARTER

CONFERENCE CALL AND WEBCAST INFORMATION

BUFFALO, N.Y. — February 15, 2008 — CTG (NASDAQ: CTGX), an international information technology (IT) staffing and solutions company, today announced that it would release its 2007 fourth quarter and full year financial results on February 20, 2008 after the market closes. The company will hold a conference call to discuss its financial results and business strategy on Thursday, February 21, 2008 at 10:00 a.m. Eastern Standard Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-888-276-0010 between 9:45 a.m. and 9:50 a.m., ask for the CTG conference call, and identify James Boldt as the conference chairperson. A replay of the call will be available between 12:00 p.m. Eastern Standard Time February 21, 2008 and 11:00 p.m. Eastern Standard Time February 24, 2008 by dialing 1-800-475-6701 and entering the conference ID number 899687.

A webcast of the call will also be available on CTG’s web site: http://www.ctg.com. It will also be broadcast by Shareholder.com at: http://investor.ctg.com/eventdetail.cfm?EventID=29711. You must have Windows Media Player or RealPlayer's audio software on your computer to listen to the webcast. Both are available for downloading at no charge when accessing the webcast. The webcast will also be archived on CTG’s web site at http://investor.ctg.com/events.cfm for 90 days following completion of the conference call.

Backed by over 40 years’ experience, CTG provides IT staffing, application management outsourcing, consulting, and software development and integration solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients’ businesses with a full range of integrated services and proprietary ISO 9001:2000-certified service methodologies. Our IT professionals based in an international network of offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

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Today's news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.